Exhibit 99.1

VISHAY REPORTS RESULTS FOR SECOND QUARTER 2020

◾	Revenues Q2 of $582 million
◾	Gross margin Q2 of 22.5%; adjusted gross margin 22.6%
◾	Operating margin Q2 of 7.0%; adjusted operating margin 7.2%
◾	EPS Q2 of $0.17; adjusted EPS $0.18
◾	Free Cash for the trailing 12 months Q2 of $151 million
◾	Repurchased $75.8 million principal amount of convertible notes due 2025, at approximately 93% of face value, to provide flexibility to adjust future debt levels as necessary
◾	Guidance Q3 for revenues of $580 to $620 million at a gross margin of 22.8% plus/minus 70 basis points, assuming a USD/EUR exchange rate of 0.87

MALVERN, PA - August 4, 2020 - Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter and six fiscal months ended July 4, 2020.

Revenues for the fiscal quarter ended July 4, 2020 were $581.7 million, compared to $612.8 million for the fiscal quarter ended April 4, 2020, and $685.2 million for the fiscal quarter ended June 29, 2019.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended July 4, 2020 were $24.7 million, or $0.17 per diluted share, compared to $27.2 million, or $0.19 per diluted share for the fiscal quarter ended April 4, 2020, and $44.5 million, or $0.31 per diluted share for the fiscal quarter ended June 29, 2019.

As summarized on the attached reconciliation schedule, all periods presented include items affecting comparability.  Adjusted earnings per diluted share, which exclude these items net of tax and the unusual tax items, were $0.18, $0.21, and $0.36 for the fiscal quarters ended July 4, 2020, April 4, 2020, and June 29, 2019, respectively.

Commenting on results for the second quarter 2020, Dr. Gerald Paul, President and Chief Executive Officer stated, “The second quarter has been strongly impacted by the lockdowns in many countries due to COVID-19, in particular the shutdown of automotive plants in Europe and the Americas. Asia, especially China, having gone through a lockdown already in the first quarter, showed a quick recovery whereas revenues in Europe and the Americas were steeply lower. The weakest end market was automotive with revenues lower by 34% compared to the first quarter.”

Dr. Paul continued, “On the other hand, the second quarter seems to represent the bottom of this cycle and, clearly, the fundamentals for Vishay’s growth remain intact. Vishay has successfully mastered temporary economic downturns in the past and we are doing so again. We continue to be focused on profitability and cash generation while safeguarding the health and well-being of our employees.”

Commenting on the outlook Dr. Paul stated, “For the third quarter 2020 we expect lower sales to Vishay’s distribution partners compensated by recovering sales to our automotive customers, and guide for revenues in the range of $580 to $620 million at a gross margin of 22.8% plus/minus 70 basis points, assuming a USD/EUR exchange rate of 0.87.”

A conference call to discuss Vishay’s second quarter financial results is scheduled for Tuesday, August 4, 2020 at 9:00 a.m. ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406, if calling from outside the United States or Canada) and the access code is 6075047.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

There will be a replay of the conference call from 12:00 p.m. ET on Tuesday, August 4, 2020, through 11:59 p.m. ET on Tuesday, August 12, 2020. The telephone number for the replay is +1 855-859-2056 (+1 404-537-3406, if calling from outside the United States or Canada) and the access code is 6075047.

About Vishay

Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay’s product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted gross margin; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted gross margin, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted gross margin, adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, inventories, product demand, anticipated areas of growth, market segment performance, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; manufacturing or supply chain interruptions or changes in customer demand because of COVID-19; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	July 4, 2020	April 4, 2020	June 29, 2019

Net revenues	$581,717	$612,841	$685,240
Costs of products sold*	451,047	465,601	510,639
Gross profit	130,670	147,240	174,601
Gross margin	22.5%	24.0%	25.5%

Selling, general, and administrative expenses**	89,127	99,832	95,112
Restructuring and severance costs	743	-	-
Operating income	40,800	47,408	79,489
Operating margin	7.0%	7.7%	11.6%

Other income (expense):
Interest expense	(8,430)	(8,552)	(8,204)
Other	(1,484)	198	(397)
Loss on early extinguishment of debt	(1,146)	(2,920)	-
Total other income (expense) - net	(11,060)	(11,274)	(8,601)

Income before taxes	29,740	36,134	70,888

Income tax expense (benefit)	4,845	8,750	26,153

Net earnings	24,895	27,384	44,735

Less: net earnings attributable to noncontrolling interests	242	165	258

Net earnings attributable to Vishay stockholders	$24,653	$27,219	$44,477

Basic earnings per share attributable to Vishay stockholders	$0.17	$0.19	$0.31

Diluted earnings per share attributable to Vishay stockholders	$0.17	$0.19	$0.31

Weighted average shares outstanding - basic	144,846	144,792	144,621

Weighted average shares outstanding - diluted	145,170	145,295	145,023

Cash dividends per share	$0.095	$0.095	$0.095

* Includes incremental costs of products sold separable from normal operations directly attributable to the COVID-19 outbreak of $923 and $3,130 for the fiscal quarters ended July 4, 2020 and April 4, 2020, respectively.

** Includes incremental selling, general, and administrative expenses (benefits) separable from normal operations directly attributable to the COVID-19 outbreak of $(747) and $317, for the fiscal quarters ended July 4, 2020 and April 4, 2020, respectively.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Six fiscal months ended
	July 4, 2020	June 29, 2019

Net revenues	$1,194,558	$1,430,399
Costs of products sold*	916,648	1,044,639
Gross profit	277,910	385,760
Gross margin	23.3%	27.0%

Selling, general, and administrative expenses*	188,959	198,536
Restructuring and severance costs	743	-
Operating income	88,208	187,224
Operating margin	7.4%	13.1%

Other income (expense):
Interest expense	(16,982)	(16,596)
Other	(1,286)	1,515
Loss on early extinguishment of debt	(4,066)	(1,307)
Total other income (expense) - net	(22,334)	(16,388)

Income before taxes	65,874	170,836

Income tax expense	13,595	50,460

Net earnings	52,279	120,376

Less: net earnings attributable to noncontrolling interests	407	440

Net earnings attributable to Vishay stockholders	$51,872	$119,936

Basic earnings per share attributable to Vishay stockholders	$0.36	$0.83

Diluted earnings per share attributable to Vishay stockholders	$0.36	$0.83

Weighted average shares outstanding - basic	144,818	144,589

Weighted average shares outstanding - diluted	145,232	145,158

Cash dividends per share	$0.19	$0.18

* Includes incremental costs of products sold and selling, general, and administrative expenses (benefits) separable from normal operations directly attributable to the COVID-19 outbreak of $4,053 and $(430), respectively.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	July 4, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$599,930	$694,133
Short-term investments	157,246	108,822
Accounts receivable, net	285,529	328,187
Inventories:
Finished goods	125,177	122,466
Work in process	196,846	187,354
Raw materials	127,165	121,860
Total inventories	449,188	431,680

Prepaid expenses and other current assets	131,125	141,294
Total current assets	1,623,018	1,704,116

Property and equipment, at cost:
Land	74,985	75,011
Buildings and improvements	596,942	585,064
Machinery and equipment	2,623,774	2,606,355
Construction in progress	99,932	110,722
Allowance for depreciation	(2,474,456)	(2,425,627)
	921,177	951,525

Right of use assets	103,153	93,162

Goodwill	150,641	150,642

Other intangible assets, net	58,583	60,659

Other assets	168,274	160,671
Total assets	$3,024,846	$3,120,775

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	July 4, 2020	December 31, 2019
	(Unaudited)

Liabilities and equity
Current liabilities:
Notes payable to banks	$1	$2
Trade accounts payable	148,727	173,915
Payroll and related expenses	126,302	122,100
Lease liabilities	21,443	20,217
Other accrued expenses	166,261	186,463
Income taxes	40,642	17,731
Total current liabilities	503,376	520,428

Long-term debt less current portion	438,494	499,147
U.S. transition tax payable	125,438	140,196
Deferred income taxes	4,231	22,021
Long-term lease liabilities	85,714	78,511
Other liabilities	98,134	100,207
Accrued pension and other postretirement costs	270,735	272,402
Total liabilities	1,526,122	1,632,912

Redeemable convertible debentures	-	174

Equity:
Vishay stockholders' equity
Common stock	13,256	13,235
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,412,775	1,425,170
Retained earnings	95,462	72,180
Accumulated other comprehensive income (loss)	(26,326)	(26,646)
Total Vishay stockholders' equity	1,496,377	1,485,149
Noncontrolling interests	2,347	2,540
Total equity	1,498,724	1,487,689
Total liabilities, temporary equity, and equity	$3,024,846	$3,120,775

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Six fiscal months ended
	July 4, 2020	June 29, 2019

Operating activities
Net earnings	$52,279	$120,376
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	82,158	81,346
(Gain) loss on disposal of property and equipment	(43)	(162)
Accretion of interest on convertible debt instruments	7,125	6,985
Inventory write-offs for obsolescence	11,587	12,643
Loss on early extinguishment of debt	4,066	1,307
Deferred income taxes	(4,370)	(5,601)
Other	954	4,283
Change in U.S. transition tax liability	-	(14,757)
Change in repatriation tax liability	(16,258)	(20,479)
Changes in operating assets and liabilities, net of effects of businesses acquired	(12,589)	(50,122)
Net cash provided by operating activities	124,909	135,819

Investing activities
Purchase of property and equipment	(48,832)	(70,148)
Proceeds from sale of property and equipment	230	464
Purchase of businesses, net of cash acquired	-	(11,862)
Purchase of short-term investments	(157,086)	(1,970)
Maturity of short-term investments	108,044	79,694
Other investing activities	(529)	2,893
Net cash used in investing activities	(98,173)	(929)

Financing activities
Issuance costs	-	(5,394)
Repurchase of convertible debt instruments	(90,525)	(22,695)
Net proceeds (payments) on revolving credit lines	-	28,000
Net changes in short-term borrowings	(113)	22
Dividends paid to common stockholders	(25,185)	(23,822)
Dividends paid to Class B common stockholders	(2,299)	(2,178)
Distributions to noncontrolling interests	(600)	(600)
Cash withholding taxes paid when shares withheld for vested equity awards	(2,016)	(2,708)
Net cash used in financing activities	(120,738)	(29,375)
Effect of exchange rate changes on cash and cash equivalents	(201)	(641)

Net increase (decrease) in cash and cash equivalents	(94,203)	104,874

Cash and cash equivalents at beginning of period	694,133	686,032
Cash and cash equivalents at end of period	$599,930	$790,906

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Six fiscal months ended
	July 4, 2020	April 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019

GAAP net earnings attributable to Vishay stockholders	$24,653	$27,219	$44,477	$51,872	$119,936

Reconciling items affecting gross profit:
Impact of the COVID-19 outbreak	$923	$3,130	$-	$4,053	$-

Other reconciling items affecting operating income:
Restructuring and severance costs	$743	$-	$-	$743	$-
Impact of the COVID-19 outbreak	(747)	317	-	(430)	-

Reconciling items affecting other income (expense):
Loss on early extinguishment of debt	$1,146	$2,920	$-	$4,066	$1,307

Reconciling items affecting tax expense (benefit):
Change in deferred taxes due to early extinguishment of debt	$-	$(1,346)	$-	$(1,346)	$(1,312)
Effects of tax-basis foreign exchange gain	-	-	7,554	-	7,554
Effects of cash repatriation program	(190)	-	(48)	(190)	(633)
Tax effects of pre-tax items above	(589)	(1,482)	-	(2,071)	(290)

Adjusted net earnings	$25,939	$30,758	$51,983	$56,697	$126,562

Adjusted weighted average diluted shares outstanding	145,170	145,295	145,023	145,232	145,158

Adjusted earnings per diluted share	$0.18	$0.21	$0.36	$0.39	$0.87

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Six fiscal months ended
	July 4, 2020	April 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019
Net cash provided by operating activities	$90,431	$34,478	$56,301	$124,909	$135,819
Proceeds from sale of property and equipment	177	53	69	230	464
Less: Capital expenditures	(24,504)	(24,328)	(33,781)	(48,832)	(70,148)
Free cash	$66,104	$10,203	$22,589	$76,307	$66,135

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Six fiscal months ended
	July 4, 2020	April 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019

GAAP net earnings attributable to Vishay stockholders	$24,653	$27,219	$44,477	$51,872	$119,936
Net earnings attributable to noncontrolling interests	242	165	258	407	440
Net earnings	$24,895	$27,384	$44,735	$52,279	$120,376

Interest expense	$8,430	$8,552	$8,204	$16,982	$16,596
Interest income	(956)	(1,854)	(2,147)	(2,810)	(4,346)
Income taxes	4,845	8,750	26,153	13,595	50,460
Depreciation and amortization	40,638	41,520	40,918	82,158	81,346
EBITDA	$77,852	$84,352	$117,863	$162,204	$264,432

Reconciling items
Impact of the COVID-19 outbreak	$176	$3,447	$-	$3,623	$-
Restructuring and severance costs	743	-	-	743	-
Loss on early extinguishment of debt	1,146	2,920	-	4,066	1,307

Adjusted EBITDA	$79,917	$90,719	$117,863	$170,636	$265,739

Adjusted EBITDA margin**	13.7%	14.8%	17.2%	14.3%	18.6%

** Adjusted EBITDA as a percentage of net revenues

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300